Asure Software Announces Financial Results for the 2009 Fiscal Third Quarter

AUSTIN, TX -- (Marketwire - June 18, 2009) - Asure Software (NASDAQ: ASUR), a leading provider of workforce management software, today announced financial results for the 2009 fiscal third quarter, ended April 30, 2009.

Highlights included:

--  iEmployee new customer bookings increased by 59% over Q2 2009
--  Overall operating expenses decreased by 11% relative to Q2 2009
--  EBITDA loss decreased by 9% relative to Q2 2009
--  Overall revenue remained flat relative to Q2 2009

"I am pleased with the meaningful progress we made in the third quarter of fiscal 2009, including significantly reducing operating expenses and EBITDA loss compared with the second quarter of fiscal 2009, and preserving our overall revenue level in spite of challenging economic conditions," said Richard N. Snyder, Chairman and Chief Executive Officer of Asure Software. "For example, Meeting Room Manager (MRM) scored key new customer wins in each of our targeted industries in Q3, and iEmployee secured the largest new client since we acquired the business.

"We are optimistic about the future on a number of fronts. The Software-as-a-Service (SaaS) market continues to be an attractive growth market for us. In fact, the Gartner Group predicts the SaaS market to grow at an average annual rate of 19.4% through 2013, far above the 5.2% growth for the overall business software market," Snyder said. "In addition, we remain committed to increasing our operating efficiencies while reducing expenses and maintaining or growing revenues, which will put us on track to obtain EBITDA profitability by the end of this calendar year."

Additional Third-Quarter Highlights:

On a sequential basis, Asure's total revenues remained flat in Q3 2009 at $2.4 million, relative to the same approximate amount in Q2 2009, due to the continuing weak economy.

Operating expenses declined in Q3 2009 versus Q2 2009 by 11% due to the implementation of a 10% salary reduction and other prudent cost-cutting initiatives.

Editor's Note: In a separate release issued today, Asure Software also announced that COO Nancy L. Harris has been named President and CEO of the Company, and that former President, CEO and Chairman Richard N. Snyder has been named Executive Chairman.

Conference Call Details

Asure Software has scheduled a conference call for today, Thursday, June 18, 2009 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Richard Snyder, Chairman and Chief Executive Officer; Jay Peterson, Chief Financial Officer; and Nancy Harris, Chief Operating Officer.

To take part, please dial 800-638-5495 ten minutes before the conference call begins, ask for the Asure Software event and use passcode 59748373. International callers should dial 617-614-3946 and reference the same passcode, 59748373.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call on the investor relations page of the Company's web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, and meeting and event management. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company's securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.

                           FORGENT NETWORKS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except per share data)

                                                   APRIL 30,     JULY 31,
                                                     2009         2008
                                                  -----------  -----------
                                                  (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents                       $     8,194  $    12,062
  Short-term investments                                2,915        2,627
  Accounts receivable, net of allowance for
   doubtful accounts of $30 and $41 at April
   30, 2009 and July 31, 2008, respectively               901        1,488
  Inventory                                                 3           74
  Prepaid expenses and other current assets               444          421
                                                  -----------  -----------
    Total Current Assets                               12,457       16,672

Property and equipment, net                               695          907
Intangible assets, net                                  4,144        4,729
                                                  -----------  -----------
                                                  $    17,296  $    22,308
                                                  ===========  ===========

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
  Accounts payable                                $     3,562  $     3,778
  Accrued compensation and benefits                       184          203
  Lease impairment and advance                            335          373
  Other accrued liabilities                               465          384
  Deferred revenue                                      1,807        1,844
                                                  -----------  -----------
    Total Current Liabilities                           6,353        6,582

Long-Term Liabilities:
  Deferred revenue                                         72           25
  Lease impairment and advance                            276          564
  Other long-term obligations                             183          217
                                                  -----------  -----------
    Total Long-Term Liabilities                           531          806

Stockholders’ Equity:
  Preferred stock, $.01 par value; 10,000 shares
   authorized; none issued or outstanding                  --           --
  Common stock, $.01 par value; 40,000 shares
   authorized; 32,905 and 32,892 shares issued;
   31,115 and 31,102 shares outstanding at April
   30, 2009 and July 31, 2008, respectively               329          329
  Treasury stock at cost, 1,790 shares at April
   30, 2009 and July 31, 2008                          (4,815)      (4,815)
  Additional paid-in capital                          270,725      270,657
  Accumulated deficit                                (255,678)    (251,214)
  Accumulated other comprehensive income                 (149)         (37)
                                                  -----------  -----------
    Total Stockholders’ Equity                         10,412       14,920
                                                  -----------  -----------
                                                  $    17,296  $    22,308
                                                  ===========  ===========

                            FORGENT NETWORKS, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share data)

                                       FOR THE              FOR THE
                                 THREE MONTHS ENDED    NINE MONTHS ENDED
                                      APRIL 30,            APRIL 30,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
                                    (UNAUDITED)           (UNAUDITED)

Revenues                        $   2,402  $   2,707  $   7,615  $   7,316
Cost of Sales                        (494)      (639)    (1,526)    (1,598)
                                ---------  ---------  ---------  ---------
  Gross Margin                      1,908      2,068      6,089      5,718

OPERATING EXPENSES:
  Selling, general and
   administrative                   2,614      2,951      8,844      8,353
  Research and development            544        616      1,630      1,547
  Amortization of intangible
   assets                             149        149        448        340
                                ---------  ---------  ---------  ---------
    Total Operating Expenses        3,307      3,716     10,922     10,240

LOSS FROM OPERATIONS               (1,399)    (1,648)    (4,833)    (4,522)

OTHER INCOME AND (EXPENSES):
  Interest income                      20        109        109        641
  Foreign currency translation         (6)         2         93         (9)
  Gain on sale of assets               26         --        276         --
  Interest expense and other          (18)       (22)       (51)       (51)
                                ---------  ---------  ---------  ---------
    Total Other Income                 22         89        427        581

LOSS FROM OPERATIONS, BEFORE
 INCOME TAXES                      (1,377)    (1,559)    (4,406)    (3,941)
Provision for income taxes            (10)       (14)       (58)       (34)
                                ---------  ---------  ---------  ---------
NET LOSS                        $  (1,387) $  (1,573) $  (4,464) $  (3,975)
                                =========  =========  =========  =========

BASIC AND DILUTED LOSS PER
 SHARE:
  Basic                         $   (0.04) $   (0.05) $   (0.14) $   (0.13)
                                =========  =========  =========  =========
  Diluted                       $   (0.04) $   (0.05) $   (0.14) $   (0.13)
                                =========  =========  =========  =========

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic                            31,113     30,995     31,109     29,667
  Diluted                          31,113     30,995     31,109     29,667

Investor Contact:
Jay Peterson
Asure Software
512-437-2476

Media Contact:
Rob Berick
Dix & Eaton
216-241-4611